SHARE EXCHANGE AGREEMENT

BY AND AMONG

LEGACY VENTURES INTERNATIONAL INC.

AND

REHAN SAEED

AND

RM FRESH BRANDS INC.

AND

RON PATEL

AND

MIRWAN FERRIS

Dated as of: September 30, 2015

1832585.1

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

Section 1.1

Definitions

1

ARTICLE II SHARE EXCHANGE; CLOSING

6

Section 2.1

Share Exchange

6

Section 2.2

Share Cancellation.

6

Section 2.3

Appointment of Officer and Director

6

Section 2.4

Closing

7

Section 2.5

Section 368 Reorganization

7

ARTICLE III REPRESENTATIONS OF ACQUIREE SHAREHOLDER

7

Section 3.1

Authority

7

Section 3.2

Binding Obligations

8

Section 3.3

No Conflicts

8

Section 3.4

Ownership of Shares

8

Section 3.5

Certain Proceedings

8

Section 3.6

No Brokers or Finders

9

Section 3.7

Investment Representations

9

Section 3.8

Stock Legends

11

Section 3.9

Disclosure

11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE ACQUIREE

12

Section 4.1

Organization and Qualification

12

Section 4.2

Authority

12

Section 4.3

Binding Obligations

12

Section 4.4

No Conflicts

12

Section 4.5

Subsidiaries

13

Section 4.6

Organizational Documents

13

Section 4.7

Capitalization

13

Section 4.8

No Brokers or Finders

14

Section 4.9

Disclosure

14

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND  THE ACQUIROR PRINCIPAL SHAREHOLDER  14

Section 5.1

Organization and Qualification

15

Section 5.2

Authority

15

Section 5.3

Binding Obligations

15

Section 5.4

No Conflicts

15

Section 5.5

Subsidiaries

16

Section 5.6

Organizational Documents

16

Section 5.7

Capitalization

16

Section 5.8

Compliance with Laws

17

Section 5.9

Certain Proceedings

18

Section 5.10

No Brokers or Finders

18

Section 5.11

Contracts

18

1832585.1

Section 5.12

Tax Matters

19

Section 5.13

Labor Matters

20

Section 5.14

Employee Benefits

20

Section 5.15

Title to Assets

21

Section 5.16

Intellectual Property

21

Section 5.17

Environmental Laws

21

Section 5.18

SEC Reports.

21

Section 5.19

Removed and Reserved

21

Section 5.20

Application of Takeover Protections

22

Section 5.21

Transactions With Affiliates and Employees

22

Section 5.22

Liabilities

22

Section 5.23

Investment Company

22

Section 5.24

Bank Holding Company Act

22

Section 5.25

Public Utility Holding Act

22

Section 5.26

Federal Power Act

22

Section 5.27

Money Laundering Laws

22

Section 5.28

Foreign Corrupt Practices

23

Section 5.29

Removed and Reserved

23

Section 5.30

Absence of Certain Changes or Events

23

Section 5.31

Disclosure

23

Section 5.32

Undisclosed Events

23

Section 5.33

Non-Public Information

24

ARTICLE VI CONDUCT PRIOR TO CLOSING

24

Section 6.1

Conduct of Business

24

Section 6.2

Restrictions on Conduct of Business

24

Section 6.3

Appointment of Officers and Directors.

26

ARTICLE VII ADDITIONAL AGREEMENTS

27

Section 7.1

Access to Information

27

Section 7.2

Legal Requirements

27

Section 7.3

Removed and Reserved

27

Section 7.4

Acquisition Proposals

27

ARTICLE VIII POST CLOSING COVENANTS

28

Section 8.1

General

28

Section 8.2

Litigation Support

28

Section 8.3

Participation Rights.

28

Section 8.4

Removed and Reserved.

28

ARTICLE IX TAX MATTERS

28

Section 9.1

Tax Periods Ending on or before the Closing Date

28

Section 9.2

Tax Periods Beginning Before and Ending After the Closing

29

Section 9.3

Indemnification

29

Section 9.4

Tax Sharing Agreements

29

Section 9.5

Certain Taxes

30

ii

ARTICLE X CONDITIONS TO CLOSING

30

Section 10.1

Conditions to Obligation of the Parties Generally

30

Section 10.2

Conditions to Obligation of the Acquiree Parties

30

Section 10.3

Conditions to Obligation of the Acquiror Parties

31

ARTICLE XI TERMINATION

32

Section 11.1

Grounds for Termination

32

Section 11.2

Effect of Termination

32

ARTICLE XII SURVIVAL; INDEMNIFICATION

32

Section 12.1

Survival

32

Section 12.1

Indemnification by the Acquiror and Acquiror Principal Shareholder

33

Section 12.2

Matters Involving Third Parties

33

Section 12.3

No Remedy

34

ARTICLE XIII MISCELLANEOUS PROVISIONS

34

Section 13.1

Expenses

34

Section 13.2

Employment Benefits

34

Section 13.3

Confidentiality

34

Section 13.4

Notices

35

Section 13.5

Further Assurances

36

Section 13.6

Waiver

36

Section 13.7

Entire Agreement and Modification

37

Section 13.8

Assignments, Successors, and No Third-Party Rights

37

Section 13.9

Severability

37

Section 13.10

Section Headings

37

Section 13.11

Construction

37

Section 13.12

Counterparts

38

Section 13.13

Specific Performance

38

Section 13.14

Governing Law;

38

Section 13.15

Dispute; Arbitration;

38

Section 13.16

Waiver of Jury Trial

38

iii

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (“Agreement”), dated as of September 30, 2015, is made by and among Legacy Ventures International Inc., a corporation organized under the laws of the State of Nevada (the “Acquiror”), Rehan Saeed (the “Acquiror Principal Shareholder”), RM Fresh Brands Inc., a corporation organized under the laws of the Province of Ontario, Canada (the “Acquiree”), Ron Patel and Mirwan Ferris (collectively, the “Acquiree Shareholders,” and individually an “Acquiree Shareholder”).  Each of the Acquiror, Acquiror Principal Shareholder, Acquiree and Acquiree Shareholders are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Acquiree Shareholders have agreed to transfer to the Acquiror, and the Acquiror has agreed to acquire from the Acquiree Shareholders, all of the Acquiree Shares (as defined below), which Acquiree Shares constitute 100% of the issued and outstanding shares of Acquiree Common Stock (as defined below), in exchange for the Acquiror Shares (as defined below), whereby the Acquiror shall issue to each Acquiree Shareholder 1,000,000 shares, or an aggregate of 2,000,000 shares, of Acquiror Common Stock (as defined below) upon closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein (the “Reorganization”); and

WHEREAS, simultaneously and as a material condition of this Agreement, the Acquiree Shareholders agreed to continue to act as the directors and officers of the Acquiree pursuant to the terms and conditions of the Management Agreement (as defined below);

WHEREAS, simultaneously and as a material condition of the execution of this Agreement by the Acquiree and Acquiree Shareholders, the Acquiror Principal Shareholder owning an aggregate of 37,800,000 shares of the Acquiror shall enter into a Cancellation Agreement, dated as of the date of this Agreement, in substantially the form attached hereto as Exhibit A (the “Cancellation Agreement”), pursuant to which the Acquiror Principal Shareholder agrees to cancel 35,800,000 shares in the Acquiror (the “Cancellation Consideration”).

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1

Definitions

For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

 “Acquiree” has the meaning set forth in the preamble.

“Acquiree Common Stock” means the common stock of the Acquiree.

 “Acquiree Organizational Documents” has the meaning set forth in Section 4.6.

“Acquiree Shareholder” and “Acquiree Shareholders” have the respective meanings set forth in the preamble.

“Acquiree Shares” has the meaning set forth in Section 2.1.

“Acquiror” has the meaning set forth in the preamble.

“Acquiror Common Stock” means the common stock, par value $0.0001, of the Acquiror.

“Acquiror Disclosure Schedule” has the meaning set forth in Article III.

“Acquiror Most Recent Fiscal Year End” means June 30, 2015.

“Acquiror Organizational Documents” has the meaning set forth in Section 5.6.

“Acquiror Principal Shareholder” has the meaning set forth in the preamble.

“Acquiror Shares” has the meaning set forth in Section 2.1.

 “Acquisition Transaction” means any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction; or (b) any sale (other than sales of inventory in the Ordinary Course of Business), lease (other than in the Ordinary Course of Business), exchange, transfer (other than sales of inventory in the Ordinary Course of Business), license (other than nonexclusive licenses in the Ordinary Course of Business), acquisition or disposition of assets.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“BHCA” has the meaning set forth in Section 5.26.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Transaction Proposal” means any inquiry, proposal, indication of interest or offer from any Third Party contemplating or otherwise relating to any Acquisition Transaction directly or indirectly involving the Acquiror, its business or any assets of the Acquiror (including, without limitation, any Acquisition Transaction involving Acquiror Principal Shareholder that would include the Acquiror, its business or any assets of the Acquiror).

“Contract” means any written or oral contract, lease, license, indenture, note, bond, agreement, arrangement, understanding, permit, concession, franchise or other instrument.

“Damages” has the meaning set forth in Section 12.2.

“DTC” has the meaning set forth in Section 5.31.

“Environmental Laws” has the meaning set forth in Section 5.17.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“FAST” has the meaning set forth in Section 5.31.

“Federal Reserve” has the meaning set forth in Section 5.26.

“GAAP” means, with respect to any Person, generally accepted accounting principles in the U.S. applied on a consistent basis with such Person’s past practices.

“Governmental Authority” means any domestic or foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body.

“Hazardous Materials” has the meaning set forth in Section 5.17.

“Indebtedness” means without duplication, (a) all indebtedness or other obligation of the Person for borrowed money, whether current, short-term, or long-term, secured or unsecured, (b) all indebtedness of the Person for the deferred purchase price for purchases of property outside the Ordinary Course of Business, (c) all lease obligations of the Person under leases which are capital leases in accordance with GAAP, (d) any off-balance sheet financing of the Person including synthetic leases and project financing, (e) any payment obligations of the Person in respect of banker’s acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (f) any liability of the Person with respect to interest rate swaps, collars, caps and similar hedging obligations, (g) any liability of the Person under deferred compensation plans, phantom stock plans, severance or bonus plans, or similar arrangements made payable as a result of the transactions contemplated herein, (h) any indebtedness referred to in clauses (a) through (g) above of any other Person which is either guaranteed by, or secured by a security interest upon any property owned by, the Person and (i) accrued and unpaid interest of, and prepayment premiums, penalties or similar contractual charges arising as result of the discharge at Closing of, any such foregoing obligation.

 “Indemnified Party” has the meaning set forth in Section 12.3(a).

“Indemnifying Party” has the meaning set forth in Section 12.3(a).

“Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

“Knowledge” shall mean, except as otherwise explicitly provided herein, actual knowledge after reasonable investigation.  The Acquiror shall be deemed to have “Knowledge” of a matter if any of its officers, directors, stockholders, or employees has Knowledge of such matter.  Phrases such as “to the Knowledge of the Acquiror” or the “Acquiror’s Knowledge” shall be construed accordingly.

“Law” or “Laws” means, with respect to any Person, any U.S. or non-U.S., federal, national, state, provincial, local, municipal, international, multinational or other Law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person including without limitation the Exchange Act and the Securities Act.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“License” means any security clearance, permit, license, variance, franchise, Order, approval, consent, certificate, registration or other authorization of any Governmental Authority or regulatory body, and other similar rights.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, financial condition, operations, results of operations, assets, customer, supplier or employee relations or future prospects of such Person.

“Money Laundering Laws” has the meaning set forth in Section 5.27.

 “Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority or regulatory body.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” and “Parties” have the respective meanings set forth in the preamble.

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

“Post-Closing Period” has the meaning set forth in Section 9.2.

“Pre-Closing Period” has the meaning set forth in Section 9.2.

“Principal Market” means the OTC Pink.

“Registration Statements” has the meaning set forth in Section 5.18(b).

“Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Reorganization” has the meaning set forth in the recitals.

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency thereto.

“SEC Reports” has the meaning set forth in Section 5.18.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Share Exchange” has the meaning set forth in Section 2.1.

 “Tax Return” means all returns, declarations, reports, estimates, statements, forms and other documents filed with or supplied to or required to be provided to a Governmental Authority with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Tax” or “Taxes” means all taxes, assessments, duties, levies or other charge imposed by any Governmental Authority of any kind whatsoever together with any interest, penalties, fines or additions thereto and any liability for payment of taxes whether as a result of (i) being a member of an affiliated, consolidated, combined, unitary or similar group for any period, (ii) any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any Person, (iii) being liable for another Person’s taxes as a transferee or successor otherwise for any period, or (iv) operation of Law.

 “Third Party” has the meaning set forth in Section 7.4(a).

“Third Party Claim” has the meaning set forth in Section 12.3(a).

“Transaction Documents” means, collectively, this Agreement and all agreements, certificates, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.S.” means the United States of America.

ARTICLE II
SHARE EXCHANGE; CLOSING

Section 2.1

Share Exchange

At the Closing, subject to Article X, the Acquiree Shareholders shall sell, transfer, convey, assign and deliver 100 shares of Acquiree Common Stock (the “Acquiree Shares”), representing all of the issued and outstanding shares of Acquiree Common Stock, to the Acquiror, and in consideration therefor, subject to Section 2.2, the Acquiror shall issue an aggregate of 2,000,000 fully paid and nonassessable shares of Acquiror Common Stock (the “Acquiror Shares”), valued at $0.0293 per share or $58,600 in total to the Acquiree Shareholders (the “Share Exchange”), to be registered in equal parts in each of the names of the Acquiree Shareholders.

Section 2.2

Share Cancellation.

Subject to the terms and on the conditions of this Agreement, Acquiree shall be acquired by the Acquiror and to continue as the surviving subsidiary of the Acquiror upon Closing (as defined below). Simultaneously, the Acquiror Principal Shareholder, owning an aggregate of 37,800,000 shares of Acquiror Common Stock immediately prior to the Closing shall cancel 35,800,000 shares of Acquiror Common Stock pursuant to the Cancellation Agreement.

Section 2.3

Appointment of Officer and Director

Unless otherwise agreed to by the Acquiror and Acqcuiree prior to the Closing, Rehan Saeed shall resign as the President and Chief Executive Officer of the Acquiror and Evan Clifford shall be appointed by the Acquiror’s Board of Directors (the “Board”) to such positions upon Closing. Acquiror’s Board shall also appoint Evan Clifford to the Board and permit the members of Acquiree’s Board of Directors to observe any meeting of Acquiror’s Board until such time the Acquiree is disposed, dissolved or spun-out.

Section 2.4

Closing

.  Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Szaferman Lakind Blumstein & Blader, PC located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648, at a time and date to be specified by the Parties, which shall be no later than the second (2nd) Business Day following the satisfaction or, if permitted pursuant hereto, waiver of the conditions set forth in Article IX, or at such other location, date and time as Acquiree and Acquiror Principal Shareholder shall mutually agree.  The date and time of the Closing is referred to herein as the “Closing Date.”

Section 2.5

Section 368 Reorganization

 For U.S. federal income Tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code.  The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to or after the Closing Date has or may have on any such reorganization status.  The Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

ARTICLE III
REPRESENTATIONS OF ACQUIREE SHAREHOLDER

The Acquiree Shareholders hereby represent and warrant to the Acquiror that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as thought the Closing Date were substituted for the date of this Agreement throughout this Article III) (except where another date or period of time is specifically stated herein for a representation or warranty).

Section 3.1

Authority

Such Acquiree Shareholders have all requisite authority and power to enter into and deliver this Agreement and any of the other Transaction Documents to which such Acquiree Shareholders are parties, and any other certificate, agreement, document or instrument to be executed and delivered by such Acquiree Shareholders in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and each of the Transaction Documents to which such Acquiree Shareholders are parties will be, duly and validly authorized and approved, executed and delivered by such Acquiree Shareholders.

Section 3.2

Binding Obligations

Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than such Acquiree Shareholders, this Agreement and each of the Transaction Documents to which such Acquiree Shareholders is a party are duly authorized, executed and delivered by such Acquiree Shareholders, and constitute the legal, valid and binding obligations of such Acquiree Shareholders, enforceable against such Acquiree Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 3.3

No Conflicts

Neither the execution or delivery by either Acquiree Shareholder of this Agreement or any Transaction Document to which such Acquiree Shareholder is a party, nor the consummation or performance by such Acquiree Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, to the knowledge of such Acquiree Shareholder, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Acquiree Shareholder is a party or by which the properties or assets of such Acquiree Shareholder are bound; or (b) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of such Acquiree Shareholder under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Acquiror under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which such Acquiree Shareholder is a party or any of such Acquiree Shareholder’s assets and properties are bound or affected, except, in the case of clauses (a) or (b) for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on such Acquiree Shareholder.

Section 3.4

Ownership of Shares

 Each Acquiree Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror pursuant to this Agreement, its entire right, title and interest in and to such Acquiree Shareholder’s Acquiree Shares free and clear of any and all Liens.  There are no options, rights, voting trusts, stockholder agreements or any other Contracts or understandings to which such Acquiree Shareholder is a party or by which such Acquiree Shareholder or such Acquiree Shareholder’s Acquiree Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Acquiree Shareholder’s Acquiree Shares.  At the Closing Date, the Acquiror will acquire good, valid and marketable title to such Acquiree Shareholder’s Acquiree Shares free and clear of any and all Liens.

Section 3.5

Certain Proceedings

 There is no Action pending against, or to the Knowledge of either Acquiree Shareholder, threatened against or affecting, such Acquiree Shareholder by any Governmental Authority or other Person with respect to such Acquiree Shareholder that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

Section 3.6

No Brokers or Finders

 No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against either Acquiree Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of such Acquiree Shareholder and such Acquiree Shareholder will indemnify and hold the Acquiror and the Acquiror Principal Shareholder harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 3.7

Investment Representations

 Each Acquiree Shareholder severally, and not jointly, hereby represents and warrants, solely with respect to itself and not any other Acquiree Shareholder, to the Acquiror as follows:

(a)

Purchase Entirely for Own Account.  Such Acquiree Shareholder is acquiring such Acquiree Shareholder’s portion of the Acquiror Shares proposed to be acquired hereunder for investment for its own account and not with a view to the immediate resale or distribution of any part thereof, and such Acquiror Shareholder has no present intention of selling or otherwise distributing such Acquiror Shares, except in compliance with applicable securities Laws.

(b)

Restricted Securities.  Such Acquiree Shareholder understands that the Acquiror Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Acquiror Shares would be acquired in a transaction not involving a public offering.  The issuance of the Acquiror Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act.  Such Acquiree Shareholder further acknowledges that if the Acquiror Shares are issued to such Acquiree Shareholder in accordance with the provisions of this Agreement, such Acquiror Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  Such Acquiree Shareholder represents that he shall be familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and shall understand the resale limitations imposed thereby and by the Securities Act.

(c)

Acknowledgment of Non-Registration.  Such Acquiree Shareholder understands and agrees that the Acquiror Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities Laws of any state of the U.S.

(d)

Status.  By its execution of this Agreement, such Acquiree Shareholder represents and warrants to the Acquiror as indicated on its signature page to this Agreement, either that such Acquiree Shareholder is an Accredited Investor or is a non-U.S. Person as defined under Regulation S of the Securities Act.  Such Acquiree Shareholder understands that the Acquiror Shares are being offered and sold to such Acquiree Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Acquiree Shareholder set forth in this Agreement, in order that the Acquiror may determine the applicability and availability of the exemptions from registration of the Acquiror Shares on which the Acquiror is relying.

(e)

Additional Representations and Warranties.  Such Acquiree Shareholder, further represents and warrants to the Acquiror as follows: (i) such Person consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in Section 3.8(a); (ii) such Person has consulted or has had the opportunity to consult, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Shares; (iii) such Person has had access to the SEC Reports; (iv) such Person has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror that such Person has requested and all such public information is sufficient for such Person to evaluate the risks of investing in the Acquiror Shares; (v) such Person has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror and the terms and conditions of the issuance of the Acquiror Shares; (vi) such Person is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement or the SEC Reports or those made by the Acquiror Principals or any Person which will become on or about the Closing Date a principal of the Acquiror in contemplation of the Share Exchange; (vii) such Person will not sell or otherwise transfer the Acquiror Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available both under the Securities Act and under the Laws of the jurisdiction of the Acquiree Shareholder; (viii) such Person understands and acknowledges that the Acquiror is under no obligation to register the Acquiror Shares for sale under the Securities Act; (ix) such Person represents that the address furnished is the principal residence if he is an individual or its principal business address if it is a corporation or other entity; (x) such Person understands and acknowledges that the Acquiror Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such Person and that any representation to the contrary is a criminal offense; and (xii) such Person acknowledges that the representations, warranties and agreements made by such Person herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Shares.

(f)

Removed and Reserved.

(g)

Opinion.  Such Acquiree Shareholder will not transfer any or all of such Acquiree Shareholder’s Acquiror Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Acquiree Shareholder’s Acquiror Shares, without first providing the Acquiror with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(h)

Consent.  Such Acquiree Shareholder understands and acknowledges that the Acquiror may refuse to transfer the Acquiror Shares, unless such Acquiree Shareholder complies with Section 3.7 and any other restrictions on transferability set forth herein.  Such Acquiree Shareholder consents to the Acquiror making a notation on its records or giving instructions to any transfer agent of the Acquiror’s Common Stock in order to implement the restrictions on transfer of the Acquiror Shares

Section 3.8

Stock Legends

 Such Acquiree Shareholder hereby agrees with the Acquiror as follows:

(a)

The certificates evidencing the Acquiror Shares issued to those Acquiree Shareholder, and each certificate issued in transfer thereof, will bear the following or similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)

Other Legends.  The certificates representing such Acquiror Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any state corporate and state securities law, or Contract.

Section 3.9

Disclosure

 No representation or warranty of such Acquiree Shareholder contained in this Agreement or any other Transaction Document and no statement or disclosure made by or on behalf of such Acquiree Shareholder to the Acquiror or the Acquiror Principal Shareholder pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ACQUIREE

The Acquiree hereby represents and warrants to the Acquiror that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as thought the Closing Date were substituted for the date of this Agreement throughout this Article IV) (except where another date or period of time is specifically stated herein for a representation or warranty).

Section 4.1

Organization and Qualification

The Acquiree is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified.

Section 4.2

Authority

The Acquiree has all requisite authority and power (corporate and other), Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which the Acquiree is a party and any other certificate, agreement, document or instrument to be executed and delivered by the Acquiree in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents by the Acquiree and the performance by the Acquiree of its obligations hereunder and thereunder and the consummation by the Acquiree of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Acquiree.  The Acquiree does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person, other than its directors and/or Acquiree Shareholders, as may be required, or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby.  This Agreement has been, and each of the Transaction Documents to which the Acquiree is a party will be, duly and validly authorized and approved, executed and delivered by the Acquiree.

Section 4.3

Binding Obligations

Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiree, this Agreement and each of the Transaction Documents to which the Acquiree is a party are duly authorized, executed and delivered by the Acquiree and constitute the legal, valid and binding obligations of the Acquiree enforceable against the Acquiree in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.4

No Conflicts

Neither the execution nor the delivery by the Acquiree of this Agreement or any Transaction Document to which the Acquiree is a party, nor the consummation or performance by the Acquiree of the transactions contemplated hereby or thereby will, directly or indirectly, to the best of the Acquiree’s knowledge (a) contravene, conflict with, or result in a violation of any provision of the Acquiree Organizational Documents, (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree applicable to the Acquiree, or by which the Acquiree or any of its respective assets and properties are bound or affected, (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of the Acquiree under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Acquiree under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Acquiree is a party or by which the Acquiree or any of its respective assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiree or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiree, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on the Acquiree.

Section 4.5

Subsidiaries

 The Acquiree does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.  There are no Contracts or other obligations (contingent or otherwise) of the Acquiror to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, any other Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 4.6

Organizational Documents

 The Acquiree has delivered or made available to the Acquiror a true and correct copy of the Certificate of Incorporation and Bylaws of the Acquiree and any other organizational documents of the Acquiree as may be requested by the Acquiror, each as amended, and each such instrument is in full force and effect (the “Acquiree Organizational Documents”).  The Acquiree is not in violation of any of the provisions of the Acquiree Organizational Documents.

Section 4.7

Capitalization

(a)

The authorized capital stock of the Acquiree consists of an unlimited number of shares of Acquiree Common Stock and no shares of undesignated preferred stock, of which (i) 100 shares of Acquiree Common Stock are issued and outstanding; and (ii) no shares of Acquiree Common Stock are held by the Acquiree in its treasury.  Except as set forth above, no shares of capital stock or other voting securities of the Acquiree are issued, reserved for issuance or outstanding as at the date hereof.  All outstanding shares of the capital stock of the Acquiree are, and all such shares that may be issued prior to the Closing Date will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction of the Acquiree’s formation, the Acquiree Organizational Documents or any Contract to which the Acquiree is a party or otherwise bound.  There are not any bonds, debentures, notes or other Indebtedness of the Acquiree having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Acquiree Common Stock may vote.  There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Acquiree is a party or by which it is bound (x) obligating the Acquiree to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Acquiree, (y) obligating the Acquiree to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Acquiree.  There are no outstanding Contracts or obligations of the Acquiree to repurchase, redeem or otherwise acquire any shares of capital stock of the Acquiree.  There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of the Acquiree.

Section 4.8

No Brokers or Finders

No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiree for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of the Acquiree, and the Acquiree will, jointly and severally, indemnify and hold the Acquiror and the Acquiror Principal Shareholder and harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 4.9

Disclosure

No representation or warranty of the Acquiree contained in this Agreement and no statement or disclosure made by or on behalf of the Acquiree to the Acquiror or any Acquiror Principal Shareholder pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND
THE ACQUIROR PRINCIPAL SHAREHOLDER

The Acquiror and the Acquiror Principal Shareholder, jointly and severally, hereby represent and warrant to the Acquiree and each of the Acquiree Shareholders, subject to the exceptions and qualifications specifically set forth or disclosed in writing in the disclosure schedule, if any, delivered by the Acquiror Principal Shareholder to the Acquiree and the Acquiree Shareholder simultaneously herewith (the “Acquiror Disclosure Schedule”), that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as thought the Closing Date were substituted for the date of this Agreement throughout this Article V) (except where another date or period of time is specifically stated herein for a representation or warranty).  The Acquiror Disclosure Schedule shall be arranged according to the numbered and lettered paragraphs of this Article V and any disclosure in the Acquiror Disclosure Schedule shall qualify the corresponding paragraph in this Article V.  The Acquiree, the Acquiree Shareholder and, after the Closing, the Acquiror, shall be entitled to rely on the representations and warranties set forth in this Article V regardless of any investigation or review conducted by the Acquiree or the Acquiree Shareholder prior to the Closing.

Section 5.1

Organization and Qualification

The Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Acquiror.

Section 5.2

Authority

The Acquiror and Acquiror Principal Shareholder have all requisite authority and power, Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which the Acquiror, any Acquiror Principal Shareholder or any of them is a party and any other certificate, agreement, document or instrument to be executed and delivered by the Acquiror, any Acquiror Principal Shareholder or any of them in connection with the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents by the Acquiror and the Acquiror Principal Shareholder and the performance by the Acquiror and the Acquiror Principal Shareholder of their respective obligations hereunder and thereunder and the consummation by the Acquiror and the Acquiror Principal Shareholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Acquiror and the Acquiror Principal Shareholder.  Neither the Acquiror nor any Acquiror Principal Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby.  This Agreement has been, and each of the Transaction Documents to which the Acquiror, any Acquiror Principal Shareholder or any of them, as applicable, are a party will be, duly and validly authorized and approved, executed and delivered by the Acquiror and the Acquiror Principal Shareholder.

Section 5.3

Binding Obligations

 Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiror and the Acquiror Principal Shareholder, this Agreement and each of the Transaction Documents to which the Acquiror, the Acquiror Principal Shareholder or any of them, as applicable, are a party are duly authorized, executed and delivered by the Acquiror and such Acquiror Principal Shareholder, as applicable, and constitute the legal, valid and binding obligations of the Acquiror and such Acquiror Principal Shareholder, as applicable, enforceable against the Acquiror and such Acquiror Principal Shareholder, as applicable, in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 5.4

No Conflicts

 Neither the execution nor the delivery by the Acquiror or the Acquiror Principal Shareholder of this Agreement or any Transaction Document to which the Acquiror, the Acquiror Principal Shareholder or any of them is a party, nor the consummation or performance by the Acquiror and the Acquiror Principal Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Acquiror Organizational Documents, (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree of any Governmental Authority or any rule or regulation of the Principal Market applicable to the Acquiror or any Acquiror Principal Shareholder, or by which the Acquiror or any Acquiror Principal Shareholder or any of their respective assets and properties are bound or affected, (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of the Acquiror under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Acquiror under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Acquiror or any Acquiror Principal Shareholder is a party or by which the Acquiror or any Acquiror Principal Shareholder or any of their respective assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on the Acquiror.

Section 5.5

Subsidiaries

 The Acquiror does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.  Except pursuant to the Reorganization, there are no Contracts or other obligations (contingent or otherwise) of the Acquiror to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, any other Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 5.6

Organizational Documents

 The Acquiror has delivered or made available to Acquiree a true and correct copy of the Articles of Incorporation and Bylaws of the Acquiror and any other organizational documents of the Acquiror, each as amended, and each such instrument is in full force and effect (the “Acquiror Organizational Documents”).  The Acquiror is not in violation of any of the provisions of its Acquiror Organizational Documents.  The minute books (containing the records or meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Acquiror, each as provided or made available to the Acquiree, are correct and complete.

Section 5.7

Capitalization

(a)

Immediately prior to the Closing, the authorized capital stock of the Acquiror consists of 100,000,000 shares of Acquiror Common Stock and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share of which (i) 51,980,000 shares of Acquiror Common Stock are issued and outstanding; and (ii) no shares of preferred stock are issued and outstanding and (iii) no shares of Acquiror Common Stock or preferred stock are held by the Acquiror in its treasury.  Immediately after the Closing, the authorized capital stock of the Acquiror consists of 100,000,000 shares of Acquiror Common Stock and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share of which (i) 28,180,000 shares of Acquiror Common Stock are issued and outstanding; and (ii) no shares of preferred stock are issued and outstanding and (iii) no shares of Acquiror Common Stock or preferred stock are held by the Acquiror in its treasury.  Except as set forth above, no shares of capital stock or other voting securities of the Acquiror were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Acquiror are, and all such shares that may be issued prior to the Closing Date will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction of the Acquiror’s organization, the Acquiror Organizational Documents or any Contract to which the Acquiror is a party or otherwise bound.  There are not any bonds, debentures, notes or other Indebtedness of the Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Acquiror Common Stock may vote.  There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Acquiror is a party or by which it is bound (x) obligating the Acquiror to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Acquiror, (y) obligating the Acquiror to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Acquiror.  Except as contemplated by the Reorganization, there are no outstanding Contracts or obligations of the Acquiror to repurchase, redeem or otherwise acquire any shares of capital stock of the Acquiror.  There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of the Acquiror.  The stockholder list provided to the Acquiree and the Acquiree Shareholder is a current stockholder list as of the date hereof generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Acquiror Common Stock immediately prior to the Closing.

(b)

The issuance of the Acquiror Shares to the Acquiree Shareholders has been duly authorized and, upon delivery to the Acquiree Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Acquiree Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

Section 5.8

Compliance with Laws

 The business and operations of the Acquiror have been and are being conducted in accordance with all applicable Laws and Orders.  The Acquiror is not in conflict with, or in default or violation of and, to the Knowledge of the Acquiror or the Acquiror Principal Shareholder, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of or default under, any (i) Law, rule, regulation, judgment or Order, or (ii) note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Acquiror or any Acquiror Principal Shareholder is a party or by which the Acquiror or any Acquiror Principal Shareholder or any of their respective assets and properties are bound or affected.  There is no agreement, judgment or Order binding upon the Acquiror or any Acquiror Principal Shareholder which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of the Acquiror or the conduct of business by the Acquiror as currently conducted.  The Acquiror has filed all forms, reports and documents required to be filed with any Governmental Authority and the Acquiror has made available such forms, reports and documents to Acquiree and the Acquiree Shareholder.  As of their respective dates, such forms, reports and documents complied in all material respects with the applicable requirements pertaining thereto and none of such forms, reports and documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.9

Certain Proceedings

 There is no Action pending against, or to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholder, threatened against or affecting, the Acquiror or any Acquiror Principal Shareholder by any Governmental Authority or other Person with respect to the Acquiror or its business or that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  The Acquiror is not in violation of and, to the Knowledge of Acquiror or any of the Acquiror Principal Shareholder, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable Law, rule, regulation, judgment or Order.  Neither the Acquiror nor any director or officer (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state Laws or a claim of breach of fiduciary duty.

Section 5.10

No Brokers or Finders

 No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror or any of the Acquiror Principal Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of the Acquiror or the Acquiror Principal Shareholder, and the Acquiror Principal Shareholder will, jointly and severally, indemnify and hold the Acquiror, the Acquiree and the Acquiree Shareholder and harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 5.11

Contracts

 Except as disclosed in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Acquiror.  The Acquiror is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of the Acquiror.

Section 5.12

Tax Matters

(a)

; Tax Returns.  The Acquiror has filed all Tax Returns required to be filed (if any) by or on behalf of the Acquiror and has paid all Taxes of the Acquiror required to have been paid (whether or not reflected on any Tax Return).  No Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiror that the Acquiror is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on the Acquiror’s property or assets; and there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiror for any period (or portion of a period) that would affect any period after the date hereof.

(b)

No Adjustments, Changes.  Neither the Acquiror nor any other Person on behalf of the Acquiror (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

(c)

No Disputes.  There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror, nor is any such claim or dispute pending or contemplated.  The Acquiror has delivered to the Acquiree true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror, if any, since its inception and any and all correspondence with respect to the foregoing.

(d)

Not a U.S. Real Property Holding Corporation.  The Acquiror is not and has not been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(e)

No Tax Allocation, Sharing.  The Acquiror is not and has not been a party to any Tax allocation or sharing agreement.

(f)

No Other Arrangements.  The Acquiror is not a party to any Contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code.  The Acquiror is not a “consenting corporation” within the meaning of Section 341(f) of the Code.  The Acquiror does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code.  The Acquiror does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter.  During the last two years, the Acquiror has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code.  The Acquiree is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

Section 5.13

Labor Matters

(a)

 There are no collective bargaining or other labor union agreements to which the Acquiror is or should be a party or by which it is or should be bound.  No material labor dispute exists or, to the Knowledge of the Acquiror, is imminent with respect to any of the employees of the Acquiror.

(b)

The Acquiror is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health.  The Acquiror is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(c)

No director, officer or employee of the Acquiror is a party to, or is otherwise bound by, any Contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror or (b) the ability of the Acquiror to conduct its business.  Each employee of the Acquiror is employed on an at-will basis and the Acquiror does not have any Contract with any of its employees which would interfere with its ability to discharge its employees.

Section 5.14

Employee Benefits

(a)

 The Acquiror does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Acquiror.  There are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Acquiror and any current or former employee, officer or director of the Acquiror, nor does the Acquiror have any general severance plan or policy.

(b)

The Acquiror does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of the Acquiror.

(c)

Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquiror, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Acquiror, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual.  No arrangement or other Contract of the Acquiror provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Acquiror.

Section 5.15

Title to Assets

 The Acquiror does not own any real property.  The Acquiror has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Acquiror has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Acquiror to conduct business as currently conducted.

Section 5.16

Intellectual Property

 The Acquiror does not own, use or license any Intellectual Property in its business as presently conducted.

Section 5.17

Environmental Laws

 The Acquiror (a) is in compliance with all Environmental Laws (as defined below), (b) has received all Licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) is in compliance with all terms and conditions of any such License or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquiror.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, Licenses, notices or notice letters, Orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 5.18

SEC Reports.

 The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and Exchange Act for such period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.19

Removed and Reserved

Section 5.20

Application of Takeover Protections

 The Acquiror has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Acquiror Organizational Documents or the Laws of its state of incorporation that is or could become applicable to the transactions contemplated hereby.

Section 5.21

Transactions With Affiliates and Employees

 Except as disclosed in the SEC Reports, no officer, director, employee or stockholder of the Acquiror or any Affiliate of any such Person, has or has had, either directly or indirectly, an interest in any transaction with the Acquiror (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholder, any entity in which any such Person has an interest or is an officer, director, trustee or partner.

Section 5.22

Liabilities

 The Acquiror has no Liability (and there is no Action pending, or to the Knowledge of the Acquiror or any the Acquiror Principal Shareholder, threatened against the Acquiror that would reasonably be expected to give rise to any Liability).  The Acquiror is not a guarantor nor is it otherwise liable for any Liability or obligation (including Indebtedness) of any other Person.  There are no financial or contractual obligations (including any obligations to issue capital stock or other securities) executory after the Closing Date.

Section 5.23

Investment Company

 The Acquiror is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.24

Bank Holding Company Act

 The Acquiror is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Acquiror nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Acquiror nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 5.25

Public Utility Holding Act

 The Acquiror is not a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

Section 5.26

Federal Power Act

 The Acquiror is not subject to regulation as a “public utility” under the Federal Power Act, as amended.

Section 5.27

Money Laundering Laws

 The operations of the Acquiror are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Acquiror with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror, threatened.

Section 5.28

Foreign Corrupt Practices

 Neither the Acquiror, nor, to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholder, any director, officer, agent, employee or other Person acting on behalf of the Acquiror has, in the course of its actions for, or on behalf of, the Acquiror (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 5.29

Removed and Reserved

Section 5.30

Absence of Certain Changes or Events

 From inception on March 4, 2014, (a) the Acquiror has conducted its business only in Ordinary Course of Business; (b) there has not been any change in the assets, Liabilities, financial condition or operating results of the Acquiror since, except changes in the Ordinary Course of Business that have not caused, in the aggregate, a Material Adverse Effect on the Acquiror; and (iii) the Acquiror has not completed or undertaken any of the actions set forth in Section 6.2.  The Acquiror has not taken any steps to seek protection pursuant to any Law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Acquiror have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

Section 5.31

Disclosure

 All documents and other papers delivered or made available by or on behalf of the Acquiror or the Acquiror Principal Shareholder in connection with this Agreement are true, complete, correct and authentic in all material respects and will so be as at the Closing Date.  No representation or warranty of the Acquiror or any of the Acquiror Principal Shareholder contained in this Agreement and no statement or disclosure made by or on behalf of the Acquiror or any Acquiror Principal Shareholder to the Acquiree or any Acquiree Shareholder pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 5.32

Undisclosed Events

 Other than in connection with the Reorganization, no event, Liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Acquiror, or its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by the Acquiror under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Acquiror of its common stock and which has not been publicly announced or will not be publicly announced in a current report on Form 8-K filed by the Acquiror filed within four (4) Business Days after the Closing.

Section 5.33

Non-Public Information

 Other than with respect to the Reorganization, neither the Acquiror nor any Person acting on its behalf has provided the Acquiree or Acquiree Shareholders or their respective agents or counsel with any information that the Acquiror or any Person acting on its behalf believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Acquiror in a current report on Form 8-K filed by the Acquiror within four (4) Business Days after the Closing.

ARTICLE VI
CONDUCT PRIOR TO CLOSING

Section 6.1

Conduct of Business

 At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Closing (other than with respect to the Reorganization), the Acquiror Principal Shareholder shall, and shall cause the Acquiror to, (a) carry on its business diligently and in the usual, regular and Ordinary Course of Business, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws, (b) pay or perform its material obligations when due, (c) use its commercially reasonable efforts, consistent with past practices and policies, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings, and (d) keep its business and properties substantially intact, including its present operations, physical facilities and working conditions.  In furtherance of the foregoing and subject to applicable Law, the Acquiror shall confer with Acquiree, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of the business of the Acquiror.

Section 6.2

Restrictions on Conduct of Business

 Without limiting the generality of the terms of Section 6.1 hereof, except (i) as required by the terms hereof, (ii) pursuant to the Reorganization, or (iii) to the extent that Acquiree shall otherwise consent in writing, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Closing, neither the Acquiror nor the Acquiror Principal Shareholder shall do any of the following, or permit the Acquiror to do any of the following:

(a)

except as required by applicable Law, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)

enter into any partnership arrangements, joint development agreements or strategic alliances, other than in the Ordinary Course of Business;

(c)

(i) increase the compensation or fringe benefits of, or pay any bonuses or special awards to, any present or former director, officer, stockholder or employee of the Acquiror (except for increases in salary or wages in the Ordinary Course of Business) or increase any fees to any independent contractors, (ii) grant any severance or termination pay to any present or former director, officer or employee of the Acquiror, (iii) enter into, amend or terminate any employment Contract, independent contractor agreement or collective bargaining agreement, written or oral, or (iv) establish, adopt, enter into, amend or terminate any bonus, profit sharing, incentive, severance, or other plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefit plan if it were in existence as of the date of this Agreement, except as required by applicable Law;

(d)

issue, deliver, sell, authorize, pledge or otherwise encumber, or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Acquiror, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Acquiror, or enter into other Contracts or commitments of any character obligating it to issue any such shares of capital stock of the Acquiror, or securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Acquiror;

(e)

cause, permit or propose any amendments to any Acquiror Organizational Documents;

(f)

acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, limited liability company, general or limited partnership, joint venture, association, business trust or other business enterprise or entity, or otherwise acquire or agree to acquire any assets other than in the Ordinary Course of Business and such matter disclosed in the Acquiror Disclosure Schedule;

(g)

adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

(h)

except as required by applicable Law, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment Contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the Ordinary Course of Business with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee other than in the Ordinary Course of Business, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its officers;

(i)

except in the Ordinary Course of Business, modify, amend or terminate any Contract to which the Acquiror is a party, or waive, delay the exercise of, release or assign any rights or claims thereunder;

(j)

sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the Ordinary Course of Business;

(k)

 (i) incur any Indebtedness or guarantee any such Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Acquiror, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for endorsements and guarantees for collection, short-term borrowings and lease obligations, in each case incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investment in, any other Person;

(l)

pay, discharge or satisfy any claims (including claims of stockholders), Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the Ordinary Course of Business or in accordance with their terms as in effect on the date hereof, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing License, Contract or other document, other than in the Ordinary Course of Business;

(m)

change any financial reporting or accounting principle, methods or practices used by it unless otherwise required by applicable Law or GAAP;

(n)

settle, commence or compromise any litigation (whether or not commenced prior to the date of this Agreement);

(o)

(i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Acquiror or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(p)

enter into any transaction with any of its directors, officers, stockholders, or other Affiliates;

(q)

 make any capital expenditure in excess of $50,000;

(r)

(i) grant any license or sublicense of any rights under or with respect to any Intellectual Property; (ii) dispose of or let lapse and Intellectual Property, or any application for the foregoing, or any license, permit or authorization to use any Intellectual Property or (iii) amend, terminate any other Contract, license or permit to which the Acquiror is a party;

(s)

make, or permit to be made, without the prior written consent of Acquiree any material Tax election which would affect the Acquiror; or

(t)

undertake or commit to undertake any action that would be or would reasonably be considered to be materially adverse; or

(u)

Commit to or otherwise to take any of the actions described in this Section 6.2.

Section 6.3

Appointment of Officers and Directors.

Acquiror’s Board shall appointEvan Clifford to Acquiror’s Board and as certain officer positions of the Acquiror in a manner described in Section 2.3 hereof.

ARTICLE VII
ADDITIONAL AGREEMENTS

Section 7.1

Access to Information

 The Acquiror shall afford Acquiree its accountants, counsel and other representatives (including the Acquiree Shareholder), reasonable access, during normal business hours, to the properties, books, records and personnel of the Acquiror at any time prior to the Closing in order to enable Acquiree obtain all information concerning the business, assets and properties, results of operations and personnel of the Acquiror as Acquiree may reasonably request.  No information obtained in the foregoing investigation by Acquiree pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Acquiror or the Acquiror Principal Shareholder to consummate the transactions contemplated hereby.

Section 7.2

Legal Requirements

 The Parties shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby), and shall promptly cooperate with, and furnish information to, the other Parties to the extent necessary in connection with any such requirements imposed upon any of them in connection with the consummation of the transactions contemplated by this Agreement.

Section 7.3

Removed and Reserved

Section 7.4

Acquisition Proposals

(a)

From the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement, neither the Acquiror nor any Acquiror Principal Shareholder will, and neither the Acquiror nor any Acquiror Principal Shareholder will authorize or permit the any representative of the Acquiror or any Acquiror Principal Shareholder to, directly or indirectly: (i) solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Competing Transaction Proposal from any Person (other than Acquiree or the Acquiree Shareholder, a “Third Party”) or take any action that could reasonably be expected to lead to a Competing Transaction Proposal, (ii) furnish any information regarding the Acquiror to any Third Party in connection with or in response to a Competing Transaction Proposal or an inquiry or indication of interest, (iii) engage in or continue any discussions or negotiations with any Third Party with respect to any Competing Transaction Proposal, (iv) approve, endorse or recommend any Competing Transaction Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Competing Transaction Proposal.

(b)

Concurrently with the execution of this Agreement, Acquiror and the Acquiror Principal Shareholder shall (i) immediately cease and cause to be terminated any existing discussions with any Person that relate to any Competing Transaction Proposal; (ii) as soon as practicable request each Person that has executed, within twelve (12) months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Competing Transaction Proposal to return or destroy all confidential information relating to the Acquiror heretofore furnished to such Person by or on behalf of any Acquiror Principal Shareholder or the Acquiror, subject to whatever rights, if any, that such Person has to retain any such information or avoid any demand for its return or destruction pursuant to the terms of the confidentiality agreement between such Person and any Acquiror Principal Shareholder or the Acquiror;  and (iii) cause any physical or virtual data room containing any such information to no longer be accessible to or by any Person other than Acquiree, the Acquiree Shareholder and their respective representatives.

ARTICLE VIII
POST CLOSING COVENANTS

Section 8.1

General

 In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

Section 8.2

Litigation Support

 In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that existed on or prior to the Closing Date involving the Acquiror, each of the other Parties will cooperate with such Party and such Party’s counsel in the contest or defense, make available any personnel under their control, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

Section 8.3

Participation Rights.

Until such time when Acquiree is disposed, dissolved or spun-out and so long as any Acquiree Shareholder is an officer or director of the Acquiree, such Acquiree Shareholder shall be permitted to participate in any and all meetings by the Board which could have a material effect on the Acquiree (the “Participation Rights”). Notwithstanding the Participation Rights, in no event shall the Acquiree Shareholders receive any voting rights for such Board meetings unless otherwise agreed by the majority consent of Acquiror Shareholders and the Acquiror, however the Board shall be required to take into account any reasonable requests and comments provided by the Acquiree Shareholders.  It is also agreed and understood that the Acquiree Shareholders shall be entitled to receive compensation in respect of any sale, transfer and assignment of the Acquiror’s interest in the Acquiree to any third party, in whole or in part, in an amount and form to be mutually determined by the Acquiree Shareholders and the Acquiror, acting in good faith.

Section 8.4

Removed and Reserved.

ARTICLE IX
TAX MATTERS

Section 9.1

Tax Periods Ending on or before the Closing Date

 The Acquiror Principal Shareholder, at his expense, shall prepare or cause to be prepared in a manner consistent with prior practice and in accordance with applicable Law and file or cause to be filed all Tax Returns for the Acquiror for all periods ending on or prior to the Closing Date which are filed after the Closing Date.  The Acquiror Principal Shareholder shall permit the Acquiree to review and comment on each such Tax Return described in the preceding sentence at least twenty (20) Business Days prior to the date such Tax Returns are required to be filed and the Acquiror Principal Shareholder shall take into account in a reasonable manner any changes to such Tax Returns as are reasonably requested by the Acquiree.  The Acquiror Principal Shareholder shall be liable for and timely pay any Taxes of the Acquiror with respect to such periods.  Acquiree agrees to cause the Acquiror to execute the Tax Returns and any necessary documents relating to the filing of Tax Returns for which Acquiror Principal Shareholder are responsible for preparing, which are filed after the Closing Date except to the extent that the Acquiree may be subject to any liability or penalty as a result of the execution of such Tax Returns or documents.

Section 9.2

Tax Periods Beginning Before and Ending After the Closing

 For any tax period of the Acquiror which includes the Closing Date but that does not end on the Closing Date, the Acquiror shall timely prepare and file, at the Acquiror’s expense, all Tax Returns for all such periods and shall pay the Taxes due with respect to such Tax Returns.  .

Section 9.3

Indemnification

 The Acquiror Principal Shareholder shall jointly and severally be responsible for, and indemnify, defend and hold the Acquiror from and against, any and all Taxes imposed on or with respect to the Acquiror, the Acquiror’s assets, operations or activities for all periods (or portions thereof) ending on or prior to the Closing Date.  The Acquiror shall be responsible for, and shall indemnify, defend and hold the Acquiror Principal Shareholder harmless from and against, any and all Taxes imposed on the Acquiror for all periods (or portions thereof) beginning after the Closing Date.  Whenever in accordance with this Article IX, the Acquiror shall be required to pay Taxes related to periods (or portions thereof) ending on or prior to the Closing Date or the Acquiror Principal Shareholder shall be required to pay taxes related to periods (or portions thereof) beginning after the Closing Date, such payments shall be made on the later of fifteen (15) days after requested or fifteen (15) days before the requesting Party is required to pay or cause to be paid the related Tax liability.  The obligations of the Parties set forth in this Section 9.3 shall be unconditional and absolute and shall remain in effect until the expiration of the applicable Tax statute of limitations.

Section 9.4

Tax Sharing Agreements

 All tax sharing agreements or similar agreements with respect to or involving the Acquiror shall be terminated as of the open of business on the Closing Date and, after the Closing Date, the Acquiror shall not be bound thereby or have any Liability thereunder.  The Acquiror Principal Shareholder and the Acquiror shall take all actions necessary to terminate such agreements at such time.

Section 9.5

Certain Taxes

 All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Acquiror Principal Shareholder when due, and the Acquiror Principal Shareholder will, at their expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the Acquiree will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

ARTICLE X
CONDITIONS TO CLOSING

Section 10.1

Conditions to Obligation of the Parties Generally

 The Parties shall not be obligated to consummate the transactions to be performed by each of them in connection with the Closing if, on the Closing Date, (i) any Action shall be pending or threatened before any Governmental Authority wherein an Order or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (ii) any Law or Order which would have any of the foregoing effects shall have been enacted or promulgated by any Governmental Authority.

Section 10.2

Conditions to Obligation of the Acquiree Parties

 The obligations of the Acquiree and the Acquiree Shareholders to enter into and perform their respective obligations under this Agreement are subject, at the option of the Acquiree and the Acquiree Shareholder, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Acquiree and the Acquiree Shareholders in writing:

(a)

The representations and warranties of the Acquiror and the Acquiror Principal Shareholder set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date);

(b)

The Acquiror and the Acquiror Principal Shareholder shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as “material” and “Material Adverse Effect,” in which case the Acquiror Principal Shareholder and the Acquiror shall have performed and complied with all of such covenants in all respects through the Closing;

(c)

No action, suit, or proceeding shall be pending or, to the Knowledge of the Acquiror, threatened before any Governmental Authority wherein an Order or charge would (A) affect adversely the right of the Acquiree Shareholders to own the Acquiror Shares or to control the Acquiror, or (B) affect adversely the right of the Acquiror to own its assets or to operate its business (and no such Order or charge shall be in effect), nor shall any Law or Order which would have any of the foregoing effects have been enacted or promulgated by any Governmental Authority;

(d)

No event, change or development shall exist or shall have occurred since the Acquiror Most Recent Fiscal Year End that has had or is reasonably likely to have a Material Adverse Effect on the Acquiror;

(e)

All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror and Acquiror shall have delivered proof of same to the Acquiree and Acquiree Shareholders;

(f)

All of the conditions to the closing of the Offering, other than the condition that the Closing hereunder shall have occurred, shall have been satisfied or waived;

(g)

Acquiree and the Acquiree Shareholders shall have completed their legal, accounting and business due diligence of the Acquiror and the results thereof shall be satisfactory to the Acquiree and the Acquiree Shareholders in their sole and absolute discretion;

(h)

All actions to be taken by the Acquiror and the Acquiror Principal Shareholder in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Acquiree and the Acquiree Shareholder; and

(i)

A management agreement by and between the Acquiree Shareholders and the Acquiree, dated as of the date of this Agreement, in substantially the form attached hereto as Exhibit B, (the “Management Agreement”) has been executed and approved by the Acquiror in writing, on or prior to the Closing Date, and any and all obligations of the Acquiror or Acquiree related thereto as at or prior to the Closing Date have been waived or fulfilled.

Section 10.3

Conditions to Obligation of the Acquiror Parties

 The obligations of the Acquiror and the Acquiror Principal Shareholder to enter into and perform their respective obligations under this Agreement are subject, at the option of the Acquiror and the Acquiror Principal Shareholder, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Acquiror and the Acquiror Principal Shareholder in writing:

(a)

The representations and warranties of the Acquiree and the Acquire Shareholders set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date);

(b)

The Acquiree and the Acquire Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as “material” and “Material Adverse Effect,” in which case the Acquiree and the Acquire Shareholder shall have performed and complied with all of such covenants in all respects through the Closing;

(c)

All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiree and Acquiree shall have delivered proof of same to the Acquiror and Acquiror Principal Shareholder;

(d)

Acquiror and the Acquiror Principal Shareholder shall have completed their legal, accounting and business due diligence of the Acquiree and the results thereof shall be satisfactory to the Acquiror and the Acquiror Principal Shareholder in their sole and absolute discretion; and

(e)

All actions to be taken by the Acquiree and the Acquiree Shareholder in connection with consummation of the transactions contemplated hereby and all payments, certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Acquiror and the Acquiror Principal Shareholder.

ARTICLE XI
TERMINATION

Section 11.1

Grounds for Termination

 Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by the mutual written agreement of the Parties;

Section 11.2

Effect of Termination

 If this Agreement is terminated pursuant to Section 10.1 hereof, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Article XII, (iii) Sections 3.6, 4.8 and 5.10 hereof relating to brokers’ fees or commissions, (iv) Section 11.2; and (v) Sections 13.1 and 13.2.

ARTICLE XII
SURVIVAL; INDEMNIFICATION

Section 12.1

Survival

 All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing.  The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 12.1

Indemnification by the Acquiror and Acquiror Principal Shareholder

 From and after the execution of this Agreement, the Acquiror and the Acquiror Principal Shareholder, jointly and severally, shall indemnify and hold harmless the Acquiree Indemnified Parties, from and against any all costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, “Damages”) arising, directly or indirectly, from or in connection with: (a) any breach (or alleged breach) of any representation or warranty made by any Acquiror Principal Shareholder or the Acquiror in this Agreement or any Transaction Document or in any certificate delivered by the Acquiror Principal Shareholder or the Acquiror pursuant to this Agreement; or (b) any breach (or alleged breach) by the Acquiror Principal Shareholder or the Acquiror of any covenant or obligation of the Acquiror Principal Shareholder or the Acquiror in this Agreement or any Transaction Document required to be performed by the Acquiror Principal Shareholder or the Acquiror on or prior to the Closing Date or by the Acquiror Principal Shareholder after the Closing Date.

Section 12.2

Matters Involving Third Parties

(a)

 If any third party shall notify any Indemnified Parties with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any Acquiror Principal Shareholder or the Acquiror (the “Indemnifying Party”) under this Article XII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

(b)

Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c)

So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 12.3(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(d)

In the event any condition in Section 12.3(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article XI.

Section 12.3

No Remedy

 The Parties acknowledge and agree that the indemnification provisions in this Article XII and in Article IX hereof shall be the exclusive remedies of the Parties with respect to the transactions contemplated by this Agreement, other than for fraud and willful misconduct.  Each Acquiror Principal Shareholder hereby agrees that such Acquiror Principal Shareholder will not make any claim for indemnification against the Acquiror by reason of the fact that such Acquiror Principal Shareholder was a director, officer, employee, or agent of the Acquiror or was serving at the request of the Acquiror as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Acquiree against the Acquiror Principal Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable Law, or otherwise).

ARTICLE XIII
MISCELLANEOUS PROVISIONS

Section 13.1

Expenses

 Except as otherwise expressly provided in this Agreement, Acquiror shall bear the expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

Section 13.2

Employment Benefits

 The Parties shall negotiate in good faith with respect to any future employment benefits, including but not limited to, any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Acquiror or the Acquiree.

Section 13.3

Confidentiality

(a)

 The Parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another Person in connection with this Agreement, the Transaction Documents or the transactions contemplated by this Agreement, unless (a) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party, (b) the use of such information is necessary or appropriate in making any required filing with the SEC, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings or otherwise under applicable Laws.

(b)

In the event that any Party is required to disclose any information of another Person pursuant to clause (b) or (c) of Section 13.2(a) above, the Party requested or required to make the disclosure (the “disclosing party”) shall provide the Person that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective Order or other appropriate remedy and/or waive compliance with the provisions of this Section 13.2.  If, in the absence of a protective Order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective Order or other relief assurance that confidential treatment will be accorded the providing party’s information.

(c)

If the transactions contemplated by this Agreement are not consummated, each Party will return or destroy all of such written information each party has regarding the other Parties.

Section 13.4

Notices

  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, the Transaction Documents or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or other electronic means, including email, on the Business Day of such delivery if sent by 6:00 p.m.  in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day.  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 13.4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to Acquiror or the Acquiror Principal Shareholder, to:	Legacy Ventures International Inc. 2602 Innisfil Road Mississauga, Ontario, Canada L5M 4H9 Attention: Rehan Saeed, President Telephone No.: (647) 478-6385 Email: rehansk@gmail.com

With copies to If to the Acquiree or the Acquiree Shareholders, to: With copies to:

Szaferman Lakind Blumstein & Bladers, P.C.

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Attention: Gregg E. Jaclin

Telephone: (609) 275-0400

Facsimile No.: (609) 557-0969

Email: gjaclin@szaferman.com

RM Fresh Brands, Inc.

5770 Hurontario St.

Suite 601

Mississauga, ON L5R 3G5

Email: ron.patel@rmfreshbrands.com

Attention: Ron Patel/Mirwan Ferris

Telephone: 1 (416) 840-6250

Facsimile No.:

Shalinsky & Company LLP

40 Holly Street, Suite 302,

Toronto, ON M4S 3C3

Attention: Antonina Szaszkiewicz Telephone: (416) 966-2188 ext. 202 Facsimile No.: (416) 966-2183 Email: antonina.s@shalinsky.com or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Section 13.5

Further Assurances

 The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 13.6

Waiver

 The rights and remedies of the Parties are cumulative and not alternative.  Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 13.7

Entire Agreement and Modification

 This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

Section 13.8

Assignments, Successors, and No Third-Party Rights

 No Party may assign any of its rights under this Agreement without the prior consent of the other Parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.  Except as set forth in Article XII hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 13.9

Severability

 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 13.10

Section Headings

 The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Article” or “Articles” or “Section” or “Sections” refer to the corresponding Article or Articles or Section or Sections of this Agreement, unless the context indicates otherwise.

Section 13.11

Construction

 The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless otherwise expressly provided, the word “including” shall mean including without limitation.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

Section 13.12

Counterparts

 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 13.13

Specific Performance

 Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13.13 below), in addition to any other remedy to which they may be entitled, at Law or in equity.

Section 13.14

Governing Law;

This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than New York.

Section 13.15

Dispute; Arbitration;

The Parties agree to cooperate and meet in order to resolve any disputes or controversies arising under this Agreement. Should they be unable to do so, then either may elect arbitration under the rules of the American Arbitration Association, and both Parties are obligated to proceed thereunder. Arbitration shall proceed in New York County, State of New York and the Parties agree to be bound by the arbitrator’s award, which may be filed in any state or federal court sitting in the State of New York. The prevailing Party shall be entitled to reimbursement for his attorney’s fees and all costs associated with arbitration. In any arbitration proceeding conducted pursuant to the provisions of this Section, both Parties shall have the right to conduct discovery, to call witnesses and to cross- examine the opposing Party’s witnesses, either through legal counsel, expert witnesses or both, and the provisions of the New York Civil Practice Law and Rules (Right to Discovery; Procedure and Enforcement) are hereby incorporated into this Agreement by this reference and made a part hereof.

Section 13.16

Waiver of Jury Trial

 EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ACQUIROR:

Legacy Ventures International Inc.

By:
Name:	Rehan Saeed
Title:	President and Chief Executive Officer

ACQUIROR PRINCIPAL SHAREHOLDER:

Name: Rehan Saeed

[Signatures continue on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ACQUIREE RM Fresh Brands Inc.:

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ACQUIREE SHAREHOLDERS

Name: Ron Patel

Name: Mirwan Ferris

Exhibit A

Share Cancellation Agreement

Exhibit B

Management Agreements